                                  (Letterhead of First Commonwealth Corporation)

June 17, 2002

      RE: Merger of First Commonwealth Corporation into United Trust Group, Inc.

Dear Shareholder:

     We are  pleased to report that at the special  meeting of  shareholders  of
First Commonwealth  Corporation,  a Virginia corporation (the "Company") held on
May 21, 2002, the  shareholders of the Company adopted and approved that certain
Agreement and Plan of Reorganization,  and related Plan of Merger (collectively, the "Merger Agreement"),  each dated as of June 5, 2001, between the Company and
United Trust Group, Inc., an Illinois corporation ("UTG"), and the merger of the
Company  with and into  UTG,  with UTG being the  surviving  corporation  of the merger, as contemplated by the Merger Agreement.

     We are in the process of completing  the steps  necessary to consummate the merger,  including the filing of articles of merger with the Illinois  Secretary of State and the Virginia State Corporation Commission. We anticipate the merger will become effective on Wednesday,  June 12, 2002. At the effective time of the merger, each share of common stock of the Company that you own immediately prior thereto will  automatically  be converted into the right to receive $250 in cash pursuant to the Merger Agreement.

     Enclosed  herewith is a letter of transmittal for you to complete,  execute and return to UTG, along with the certificate or certificates  representing your shares  of  common  stock  of the  Company,  in  order  to  receive  the  merger
consideration  once  the  merger  becomes  effective.   If  the  merger  is  not
consummated for any reason, your stock certificate or certificates and letter of transmittal will be returned to you.

     As any  delay  in  your  delivery  to  UTG of  your  stock  certificate  or certificates  and completed letter of transmittal will delay your receipt of the merger  consideration  to  which  you  are  entitled  once  the  merger  becomes effective,  please contact our stock transfer  department at 217/241-6410 if you have any questions regarding the enclosed letter of transmittal or the merger.

                                                   Sincerely,

                                                   Theodore C. Miller, Secretary

                              LETTER OF TRANSMITTAL
                      to Accompany Certificates Evidencing
                             Shares of Common Stock
                                       of
                         FIRST COMMONWEALTH CORPORATION

(Please  complete  the  information  in the boxes  and  return  with your  stock certificate(s) in accordance with the accompanying instructions. See Instruction
1 of this letter of transmittal for information as to risk of loss)

To:      UNITED TRUST GROUP, INC.
         5250 South 6th Street Road
         Springfield, Illinois  62703
         Attention:  Stock Transfer Department

Ladies and Gentlemen:

This Letter of  Transmittal is being  delivered in accordance  with that certain
Agreement and Plan of  Reorganization,  dated as of June 5, 2001, by and between
United  Trust  Group,  Inc.,  an  Illinois   corporation   ("UTG"),   and  First
Commonwealth Corporation,  a Virginia corporation ("FCC"), and that related Plan of  Merger,  also  dated  as of  June  5,  2001,  by and  between  UTG  and  FCC
(collectively,  the "Merger  Agreement"),  pursuant to which FCC will merge with and into UTG, with UTG being the surviving corporation of the merger. The merger is expected to become  effective  on  Wednesday,  June 12, 2002 (the  "Effective
Time").  In accordance with the Merger  Agreement,  at the Effective Time all of the shares of common stock of FCC held by the undersigned  immediately  prior to the Effective  Time will convert into the right to receive a cash payment,  upon surrender of the stock  certificate(s)  therefor and this letter of transmittal.
This letter of transmittal will become effective at the Effective Time.

The stock  certificate(s)  referred to below are being  surrendered  to UTG with this  letter of  transmittal,  in  exchange  for the cash  payment  to which the undersigned  will be entitled  pursuant to the Merger Agreement at the Effective
Time.

Please complete the information  requested in the box below with respect to each of the stock  certificate(s)  that you are  surrendering to UTG pursuant to this letter of transmittal.

                                Total Shares                       Name and Address
         Stock                 Represented by                   of Registered Owner(s)
 Certificate Number(s)        Each Certificate         [Please fill in as name(s) appear(s) on
                                                                      certificate(s)]
------------------------- ------------------------ ------------------------------------------------

------------------------- ------------------------ ------------------------------------------------

------------------------- ------------------------ ------------------------------------------------

------------------------- ------------------------ ------------------------------------------------

By  virtue of the  Merger  Agreement,  the  undersigned,  the  named  registered owner(s), is entitled at the Effective Time to receive a cash payment in respect of the  shares  shown in the box  above  (provided  the  same  are  owned by the undersigned  immediately  prior to the  Effective  Time),  which  will have been canceled,  in an amount equal to the product of $250.00 and the aggregate number of shares represented by the certificate(s)  identified in the box above. Please mail the check for such amount,  payable to the registered  owner(s) as shown in the box above, to the address shown in the box above.

The  undersigned  hereby  represents and warrants that the  undersigned has full power and authority to surrender,  free and clear of any liens or  encumbrances, the  certificate(s)  described  in the box  above  and  delivered  herewith  for exchange  and  cancellation  at the  Effective  Time as  provided  in the Merger
Agreement  and this letter of  transmittal,  and that,  when such  exchange  and cancellation  is  effectuated,  UTG will not be subject to any adverse  claim in respect  to  such  certificate(s)  or the  interests  represented  thereby.  The undersigned  acknowledges  that  UTG  and  FCC  are  relying  on  the  foregoing representation in acting pursuant hereto.

The undersigned hereby irrevocably  constitutes and appoints UTG as the true and lawful  agent  and  attorney-in-fact  of the  undersigned  with  respect  to the certificate(s)  described  in the box above and  delivered  with this  letter of transmittal,  with full power of  substitution  (such  power of  attorney  being deemed to be an  irrevocable  power  coupled  with an  interest),  to cancel the certificate(s)  at the Effective  Time. All authority  conferred or agreed to be conferred in this letter of  transmittal  shall be binding upon the  successors, assigns,  heirs,  executors,  administrators  and legal  representatives  of the undersigned  and shall  not be  affected  by,  and  shall  survive  the death or incapacity of, the undersigned.

The undersigned will, upon request,  execute any additional  documents deemed by
UTG  to  be  necessary  to  complete  the  transmittal  of  the   certificate(s)
surrendered hereby.

Please sign here:          -------------------------------------------

                           -------------------------------------------
                           Signature(s) of Registered Owner(s)

                  Dated:----------------------------------------------

IMPORTANT:  Please  sign  name(s)  exactly as shown in the box on page 1 hereof.
Each  joint  tenant  must  sign.  If  signature  is  by  a  trustee,   executor,
administrator,  guardian,  officer of a corporation,  attorney-in-fact  or other person acting in a fiduciary or representative  capacity,  please set forth full title and submit  evidence  (which must be satisfactory to UTG) of the authority to so act. See Instruction 2.

Telephone No. _____________________      Social Security or Taxpayer
                                         Identification No._____________________

Note:  Failure to complete  the  substitute  Form W-9 below may result in backup withholding of a substantial  percentage of any payment or distribution  made to you pursuant to the Merger Agreement.

See  Instruction 4 of this Letter of  Transmittal  with respect to the following substitute Form W-9.

              SUBSTITUTE                 PART I - PLEASE PROVIDE YOUR TIN IN
               FORM W-9                    THE BOX AT RIGHT AND CERTIFY BY            Social Security Number
      Department of the Treasury              SIGNING AND DATING BELOW.
       Internal Revenue Service          (For payees exempt from backup              OR_____________________
         Request for Taxpayer            withholding, please check this box       Employer Identification Number
    Identification Number (TIN) and      and complete the Certificate of
             Certification               Awaiting Taxpayer Identification
                                         Number on the next page.)
                                         See Instruction 4.

                                         PART II - For U.S. Payees Exempt from Backup Withholding
                                         ------------------------
                                         See Instruction 4.

PART III - CERTIFICATION. By signing herein below, under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct Taxpayer  Identification Number
     (or I am waiting for a number to be issued to me), AND

(2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding,  or (b) I have  not  been  notified  by the  Internal  Revenue
     Service that I am subject to backup withholding as a result of a failure to report all interest or dividends,  or (c) the Internal  Revenue Service has notified me that I am no longer subject to backup withholding, AND

(3)  I am a U.S. person (or a U.S. resident alien)

Certifications Instructions.  You must cross out item (2) above if you have been notified  by the IRS that you are  subject  to  backup  withholding  because  of underreporting  interest or  dividends on your tax  returns.  However,  if after being  notified  by the IRS that you were  subject  to  backup  withholding  you received  another  notification  from the IRS that you are no longer  subject to backup withholding do not cross out item (2).

The Internal  Revenue  Service does not require your consent to any provision of this document  other than the  certifications  required  above in order to avoid backup withholding.
SIGNATURE:                                             DATE:

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer  identification  number has not been issued to me, and either (a) I have mailed or delivered an  application to receive a taxpayer  identification number to the appropriate Internal Revenue
Service Center or Social Security  Administration Office or (b) I intend to mail or deliver an  application  in the near future.  I  understand  that if I do not provide a taxpayer  identification  number within sixty (60) days, a substantial portion of all reportable  payments made to me thereafter will be withheld until
I provide a number.

------------------------------------------- ------------------------------
                  Signature                               Date

             INSTRUCTIONS FOR COMPLETING THIS LETTER OF TRANSMITTAL

     1. Execution and Delivery.  This letter of transmittal  should be completed
        --------- --- ---------
(including the information requested by the box located on page 1 hereof), dated and signed, and must be delivered (together with the stock certificate(s) listed in the box on page 1 of this letter of  transmittal) to UTG at the address shown on page 1 of this letter of transmittal.

     THE  METHOD  OF  DELIVERY  OF  CERTIFICATE(S)  AND  ALL  OTHER  REQUIRED
DOCUMENTS  IS AT  YOUR  ELECTION  AND  RISK.  Delivery  of  this  letter  of transmittal  (together with the stock certificate(s) listed in the box on page 1 of this letter of transmittal)  will be deemed  effective,  and risk of loss and title with respect  thereto will pass,  only when UTG  actually  receives  those
materials.   UTG  has  enclosed  a  self-addressed   return  envelope.  If  such
certificate(s)  and  documents  are sent by mail,  registered  mail with  return receipt requested, properly insured, is recommended.

     2. Signatures.  The signature (or signatures in the case of  certificate(s)
        -----------
owned  by two or more  joint  holders)  on this  letter  of  transmittal  should
correspond   exactly   with  the   name(s)   as  written  on  the  face  of  the
certificate(s).

     If the  certificate(s)  transmitted hereby is registered in the name of two or more joint holders, all such holders must sign this letter of transmittal.

     If  this  letter  of  transmittal   is  signed  by  a  trustee,   executor,
administrator,  guardian, officer of a corporation,  attorney-in-fact,  or other person or  nominee  in any  representative  or  fiduciary  capacity,  the person signing,  unless such person is the record holder of the shares covered thereby, must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity  (which must be  satisfactory  to UTG) must be forwarded with this letter of transmittal.

     3.  Delivery  of  Your  Consideration.  Upon  receipt  of  this  letter  of
         --------  --  ----  --------------
transmittal, duly completed and executed, and the stock certificate(s) described in the box on page 1 hereof, UTG will as promptly as practicable  thereafter (or as promptly as practicable  after the Effective Time if UTG receives this letter of  transmittal  and such  stock  certificate(s)  prior to the  Effective  Time)
deliver  to you the  consideration  to which you are  entitled  pursuant  to the
Merger Agreement.

     4. Identification  Numbers and Backup  Withholding.  Under federal tax law,
        --------------  ------- --- ------  ------------
the Company may be required to withhold a substantial  percentage of any payment due the undersigned  pursuant to the Merger  Agreement  unless  furnished with a correct taxpayer identification number and certain certifications. To avoid such backup  withholding,  the  substitute  Form  W-9  provided  on  this  letter  of transmittal  should be completed and signed.  Even if you are exempt from backup withholding, to avoid erroneous backup withholding you should still complete the substitute  Form W-9 by writing  "Exempt"  in Part II  thereof,  inserting  your correct taxpayer  identification number in Part I thereof and signing and dating the substitute Form W-9. If you have questions  about  completing the substitute
Form W-9, you may call UTG's stock transfer  department at 217/241-6410 or refer to Internal  Revenue  Service Form W-9 and the  instructions  thereto  which are available at the Internal Revenue Service's website at www.irs.gov.

     5. Additional  Copies.  Additional copies of this letter of transmittal may
        ----------  -------
be obtained by calling UTG's stock transfer department at 217/241-6410.